10.1.3 World of Internet.com AG

                           Consulting Services Agreement
                           -----------------------------
This Investor Relation Services Agreement (the "Agreement ") is entered this 31st day of July, 2000 by and between World of Internet.com AG (Consultant),a German corporation and Thatlook.com. (Client), a US corporation, (ticker symbol-THAT.OB) with reference to the following:

                                  RECITALS

 A. The Client desires be assured of the services of the Consultant in order to avail itself of the Consultant's experience, skills, knowledge, abilities and background to facilitate the research editing and production of corporate research report; financial analysis and evaluation; and introduction to investors, securities dealers and investment bankers in Europe and other financial centers. The Client is the fore willing to engage the Consultant upon the terms and conditions set forth herein.

 B. The Consultant agrees to be engaged and retained by the Client upon the terms and conditions set forth herein

NOW THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Engagement. Client hereby engages Consultant on a non exclusive basis, and Consultant hereby accepts the engagement to become an investor relations consultant to the Client for a period of three months an to render such advice, consultation, information and services to the Client regarding general financial and business matters including, but not limited to:

 A. Researching, editing and generating a company profile and buy recommendation for the Client, including a share price target.

 B. Featuring and hosting the buy recommendation on www.stockreporter.de, a European financial internet publication. Promotional Alert, Business Wire, Investor Daily and other publications Consultant may do business with during this Term

 C. Technical chart analysis of the Client's share price history and development.

 D. Editing and posting of corporate updates including press releases, if applicable, on stockreporter.de during the three month engagement

 E. Preparation of an application for a listing of the Client's common stock on a major European stock exchange and introduction to European securities dealers, if Client so desires.

It shall be expressly understood that Consultant shall have no power to bind Client to any contract or obligation or to transact any business in Client's name or on behalf of Client in any manner.

2. Term. The term ("Term") of this Agreement shall commence on the date the Engagement Fee has been received and continue for three (3) months from the date the Client's corporate profile is posted on stockreporter.de. The Agreement may be extended upon agreement by both parties, unless or until the Agreement is terminated.

3. Engagement Fee. As consideration for Consultant entering into this Agreement, Client and Consultant agree to the following:

 A. A cash Engagement Fee ("Engagement Fee") of one hundred eighty thousand dollars ($180,000.00) payable to the Consultant on the date hereof.

 B. The Engagement Fee will be satisfied by: (1) a cash payment of thirty thousand dollars ($30,000.00) to be wire transferred upon execution of the Agreement (please see wire instructions); and (2) delivery of a certificate(s) representing an aggregate of seventy-five thousand (75,000.00) shares in restricted stock of Client and will piggyback on a registration (the "Shares") at a price of $2.00 per share, to be delivered to Consultant prior to the posting of the corporate profile on - www.stockreporter.de. (please see electronic delivery instructions). The Shares will be freely tradable, duly authorized, validly issued and outstanding, fully paid and nonassessable and will not be subject to any liens or encumbrances.

4. Average Daily Trading Volume. Ten (10) days from the date of this Agreement, a calculation shall be made of the average daily trading volume of thatlook.com shares for the previous 30 days. In addition, ninety (90) days from the date of this Agreement, another calculation shall be made of the average daily trading volume of thatlook.com shares for the previous 30 days. If under these calculations the average daily trading volume 90 days from the date of this Agreement is 70,000 shares higher that the average daily trading volume 10 days after the date of this agreement, Consultant shall receive 100,000 shares of thatlook.com restricted common stock within 5 business days. The shares issued to Consultant pursuant to this paragraph will be duly authorized, validly issued and outstanding, fully paid and non-assessable and will not be subject to any liens or encumbrances. Within 60 days of the date of this Agreement, thatlook.com shall register its securities, either for its own account or the account of any other security holder or holders ("Holders") on a registration statement under the U.S. Securities Act of 1933 (the "Act"), the Company will (i) promptly give Consultant written notice thereof; and (ii) include the stock issued to Consultant under this paragraph in any such registration (and any related qualifications under blue sky laws or other compliance) and in any underwriting involved therein.

If under the calculations set forth above, the average daily trading volume 90 days from the date of this Agreement is not 70,000 shares or higher than the average daily trading volume 10 days after the date of this Agreement, Consultant shall transfer to thatlook.com 25,000 shares of free trading stock in one or more companies that are publicly in the United States. Any shares transferred to thatlook.com under this paragraph shall have an ask price of $1.00 or more per share in the U.S. over-the-counter market. The $1.00 ask price may be calculated by using the reported closing price from the previous trading day.
Nothing contained in this paragraph shall be construed to require Consultant to purchase, directly or indirectly, any shares of thatlook.com.

5. Exclusivity: Performance; Confidentiality. The services of Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Client, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.

6. Independent Contractor. In its performance hereunder, Consultant and its agents shall be an independent contractor. Consultant shall complete the services required hereunder according to its own means and methods of work, shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of Client, except as to the results of the work and as otherwise requested. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any, specific place or manner, unless otherwise mutually agreed. Payments to consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.

7. Miscellaneous. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties except as permitted by Paragraph 8 below. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations.

8. Jurisdiction. By excluding any other feasible place of legal jurisdiction, the place of legal jurisdiction is herewith agreed to be the Free and Hanseatic City of Hamburg, Germany; for any dispute between the parties arising from this contractual agreement, German law applies exclusively.

9. Rights Reserved. Consultant reserves the right to modify this Agreement without prior notification to Client if the price of the Client's shares decrease on any stock exchange of more than 30%, prior to the posting of the Client's corporate profile on stockreporter.de.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.

That Look.com
By:/S/ GERARD A. POWELL
   ---------------------
   Gerard Powell, CEO (A.S.O.)

World Of Internet.Com AG
Sandtorkai 70, 20457 Hamburg, Germany
Phone 01149-40-99998100 Fax 01149-40-99998132

By:/S/ TORSTEN PROCHNOW
   -------------------------------
   Torsten Prochnow, CEO  (A.S.O.)

By:/S/ DENNIS C. HASS
   -------------------------
   Dennis C. Hass, CFO (A.S.O.)